SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event Reported): January 22, 2003

LEVI STRAUSS & CO.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	333-36234 (Commission File Number)	94-0905160 (I.R.S. Employer Identification No.)

1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

(415) 501-6000
(Registrant’s telephone number, including area code)

ITEM 5    OTHER EVENTS AND REGULATION FD DISCLOSURE

On January 22, 2003, Levi Strauss & Co. completed its offering of an additional $100 million of 12¼% Senior Notes due 2012, which were sold in accordance with a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933. On January 23, 2003, the company completed its offering of an additional $50 million of 12¼% Senior Notes due 2012 to affiliates of AIG Global Investment Corp., which were sold in accordance with a private placement under the Securities Act.

The Senior Notes will rank equally with all of the company’s other unsecured unsubordinated indebtedness and will have the same terms as, and constitute part of the same issue of, the $425 million of 12¼% Senior Notes previously issued by the company in December 2002.

The company anticipates that the net proceeds from the additional offerings will be used to refinance (whether through payment at maturity, repurchase or otherwise) a portion of the $277 million aggregate principal amount of the company’s 6.80% notes due November 1, 2003, or other outstanding indebtedness.

The securities offered in the senior notes offerings have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: January 23, 2003	By:	/s/ WILLIAM B. CHIASSON
	Name:	William B. Chiasson
	Title:	Senior Vice President and Chief Financial Officer